Exhibit 10.2

Form of Non-Employee Director Stock Option Agreement

QUIDEL CORPORATION
ID: 94-2573850
Notice of Grant of Stock Options	10165 McKellar Court
and Option Agreement	San Diego, CA 92121

[Recipient]	Option Number:
[Address]	Plan:	2001
	ID:

Effective                     , you have been granted a(n) Non-Qualified Stock Option to buy                  shares of QUIDEL CORPORATION (the “Company”) stock at $           per share.

The total option price of the shares granted is $                        .

Shares in each period will become fully vested on the date shown.  Once vested, the stock options granted hereunder will remain exercisable until expiration of the full term of such options, notwithstanding any termination of service on the Company’s board of directors.

Shares	Vest Type	Full Vest	Expiration
On Vest Date

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

QUIDEL CORPORATION	Date

Thomas Brown	Date

Date:	5/23/2006
Time:	10:21:11AM